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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Our report on our audit of the consolidated financial statements of Manhattan Pharmaceuticals, Inc. (formerly Atlantic Technology Ventures, Inc.) and subsidiaries as of December 31, 2002 and for the year then ended and on the consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the period from January 1, 2002 to December 31, 2002 as related to the period from July 13, 1993 (date of inception) to December 31, 2002, is included in this Annual Report on Form 10-KSB for the year ended December 31, 2002, is dated February 14, 2003, except for Notes 1 and 14 which are as of February 21, 2003, and contains an explanatory paragraph relating to the ability of the Company to continue as a going concern. We consent to the incorporation by reference of our report in the following Registration Statements previously filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933: the Registration Statements on Forms S-3 with SEC File Nos. 333-34379, 333-35079, 333-65393, 333-40916,
333-49036 and 333-57550 and the Registration Statements on Forms S-8 with SEC file Nos. 333-15807 and 333-48531.

                                           /s/ J.H. COHN LLP

Roseland, New Jersey
April 11, 2003